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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 1998, except for Note 12 which is as of May 21, 1998, which appears on page B26 of the 1998 Annual Report to Stockholders of Adaptec, Inc., which is incorporated by reference in Adaptec, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998.

PricewaterhouseCoopers LLP

San Jose, California
October 26, 1998